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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       June 18, 2002
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                             NESCO Industries, Inc.
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             (Exact name of registrant as specified in its charter)



         Nevada                         000-28307               13-3709558
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(State or other jurisdiction          (Commission             (IRS Employer
 of Incorporation)                    File Number)          Identification No.)



22-09 Queens Plaza North, Long Island City, New York              11101
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     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code          718/752-2400
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          (Former name or former address, if changed since last report)
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Item 5.       Other Events

              On June 18, 2002, NESCO Industries, Inc. ("Company") completed the initial closing of a private placement transaction from which the company received gross proceeds of over $1 million. The transaction consists of the placement of a minimum of 500,000 and a maximum of 1,000,000 shares of the Company's Series A Convertible Preferred Stock to accredited investors at $2.00 per share. Each share of the Series A Stock is convertible into four shares of the Company's common stock at a conversion price of $.50 per share. Approximately $400,000 of net proceeds of the transaction will be used to repay indebtedness and the remaining proceeds will be used for general corporate purposes.

              Under the terms of the transaction, the Company has agreed to register the shares of common stock underlying the maximum offering of the Series A Stock. The Company will also pay certain commissions related to the amount of the placement to the placement agent, KSH Investment Group, Inc.

              On July 11, 2002, pursuant to the Company's agreement with the placement agent, the Company appointed Joel Schoenfeld a director, effective immediately. Mr. Schoenfeld fills the vacancy created by the resignation of Michael J. Caputo, who will remain employed with the Company.

              Mr. Schoenfeld brings more than 20 years of business and management experience to the Company. Mr. Schoenfeld has been a principal of Schoenfeld Consulting since 2002. Before that, he served as senior vice president and general counsel of BMG Entertainment, a division of Bertelsmann AG, since 1989. He has also served as an officer or director of numerous Bertelsmann companies in more than 35 countries. From 1977 to 1989, Mr. Schoenfeld was general counsel, executive vice president, and a director of the Recording Industry Artists Association, and currently serves on the executive and central boards of IFPI, the international trade federation for the worldwide music industry. Mr. Schoenfeld holds a bachelor's degree in political science and international relations from Syracuse University, and earned his law degree from New York Law School.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NESCO INDUSTRIES, INC.


Dated:  July 23, 2002            By: /s/ Lawrence S. Polan
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                                     Lawrence S. Polan, Chief Financial Officer










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